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                                                               Exhibit 13(i)(b)


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 52 to Registration Statement No. 2-28316 on Form N-3 of The Prudential Variable Contract Account-2 of The Prudential Insurance Company of America of our report dated June 4, 1997, relating to the consolidated financial statements of The Prudential Insurance Company of America and subsidiaries in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Experts", also appearing in the Statement of Additional Information.


/s/ Deloitte & Touche LLP

Parsippany, New Jersey
April 24, 1998




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